UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

FIRST COMMUNITY FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

333-185041
333-185043
Illinois	333-185044	20-4718752
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2801 Black Road, Joliet, IL	60435
(Address of Principal Executive Offices)	(Zip Code)

(815) 725-0123
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 30, 2015, First Community Financial Partners, Inc. (the “Company”) entered into a loan and security agreement (the “Agreement”) with MB Financial Bank, N.A. (“MB”) pursuant to which MB committed, subject to the terms and conditions set forth in the Agreement, to make a revolving loan to the Company in the aggregate principal amount of $4.0 million which matures on June 15, 2020 (the “Revolving Loan”) and a term loan to the Company in the aggregate principal amount of $10.1 million which matures on February 15, 2021 (the “Term Loan” and together with the Revolving Loan, the “Loans”). The proceeds of the Loans will be used to fund general working capital and operating expenses and were used to finance the repayment of the Notes (as defined below and as more fully described in Item 8.01 of this Current Report on Form 8-K).
The Loans have an annual interest rate of 2.25% plus the thirty day LIBOR rate. The Revolving Loan also bears a non-usage fee of 0.25% per annum on the unused commitment at the end of each fiscal quarter if the outstanding amount is less than 50% of the commitment.
The Agreement contains customary representations, warranties, covenants and events of default, including without limitation, financial covenants requiring that the Company, or First Community Financial Bank, as applicable, maintain: (1) a ratio of Loan Loss Reserves to Non-Performing Loans of not less than 75%; (2) a Total Risk-Based Capital Ratio equal to or greater than 10%; (3) such capital as may be necessary to cause First Community Financial Bank to be classified as a “well capitalized” institution under regulatory guidelines; and a (4) a Return on Average Assets equal to or greater than 0.60%.
At any time after the occurrence of an event of default under the Agreement, MB may, among other options, terminate its commitment to make loans to the Company and declare any amounts outstanding under the Agreement immediately due and payable. The Loans are secured with a pledge of the capital stock of First Community Financial Bank, all of which is owned by the Company.
The foregoing summary of the Agreement is only a brief description of the terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2015.

Item 8.01.	Other Events.
On July 2, 2015, the Company issued a press release announcing the redemption of all of its outstanding 8.0% Series A Convertible Subordinated Notes in the aggregate principal amount of $4.1 million and all of its outstanding 9.0% Subordinated Notes in the aggregate principal amount of $10.0 million (collectively, the “Notes”). As noted in Item 2.03 of this Current Report on Form 8-K, the proceeds from of the Loans were used to fund the redemption of the Notes. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 2, 2015

SIGNATURES

Pursuant to the requirements of the Exchange Act the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

Date: July 2, 2015	/s/ Glen L. Stiteley
Glen L. Stiteley
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 2, 2015